Exhibit 99.2

Acquisition of Bannockburn Global Forex

Forward Looking Statement Disclosure Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. other means Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and similar expressions of identifying such are intended to identify forward-looking statements but are not the exclusive statements.Examples of forward-looking statements include, but are not make about (i) our future operating or financial performance, including limited to, statements we revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast risks and changes in or projection, forward-looking statements are subject to inherent uncertainties, circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results looking statements. Important factors that could cause actual our forward-looking statements include the following, without or outcomes indicated in these forward-results to differ materially from those in limitation: (i) economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; (ii) the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iii) acquisitions, including possibility that any of management’s ability to effectively execute its business plans; (iv) mergers and costs or difficulties related to the integration of acquired companies; (v) the the anticipated benefits of the Company’s merger with MainSource Financial Group, Inc. will not be realized or will not be realized within the expected time period; (vi) the changes in accounting policies and practices; (vii) changes in consumer spending, borrowing and changes in unemployment; (viii) changes in customers’ performance and creditworthiness; effect of and saving and (ix) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Additional factors that may cause looking statements can other filings with the our actual results to differ materially from those described in our forward-be found in the Form 10-K for the year ended December 31, 2018, as well as our SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.Except as required by law, the Company does not assume any obligation to update any forward-looking statement. 2

Transaction Overview

- First Financial will acquire Cincinnati based Bannockburn Global Forex, LLC ("BBFX"), a capital markets firm specializing in foreign exchange payments, hedging, and other fee-based advisory services to small and medium enterprise ("SME") clients
- Highly-additive transaction, consistent with FFBC's previously communicated strategic focus on growing fee income

Strategic Benefits

- Adds >$30mm of fee income
- FFBC Fee Income / Revenue increases by ~400 bps
- Meaningful cross-sell opportunities to both sets of existing clients
- Counter-cyclical – BBFX's activity increases in downturns

Transaction Detail

- ~$110mm transaction value
- ~4.7mm shares and $3.7mm in cash[1]
- All key BBFX team members will enter into retention agreements
- BBFX team previously worked at a large regional bank under FFB's Chief Commercial Executive

Financial Impact

- Low-single digit GAAP EPS accretion / mid-single digit Cash EPS accretion
- Enhances ROA and ROATCE
- IRR > 40%; ~100% free cash flow generation
- TBV earnback < 5 years

Attractive risk / reward profile, with shared history and strong cultural alignment

1 Consideration includes an option for BBFX shareholders to elect up to $50 million in cash at close in exchange for up to 2.06 million shares if FFBC 20-day average stock price as of the 5-days before closing is less than $24.25

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Bannockburn Overview

Company Overview

- Bannockburn specializes in FOREX products and fee-based advisory services primarily for SME clients
  - Registered as an Introducing Broker with the National Futures Association and CFTC
  - Fills a market gap in pricing and service level
- Does not assume principal risks – fully hedged book

Key Company Facts

Headquarters	Cincinnati, Ohio
Founded	2009
Office Locations	10 offices in key U.S. metro markets
Scale Metrics	1,500+ active clients 150,000+ secure transactions $90 BLN+ USD in volume

Typical Client Characteristics

- Primarily SME companies with FX payments need (e.g., accounts receivable / payable) and/or various currency hedge requirements
- External bank clients ($500mm - $30bn of assets)
- Clients who require hedging support for M&A transactions
- Opportunity to add additional products to platform

Standalone 2018Y Financials

Revenue:	$30.2mm
Pre-tax Income:	$13.0mm
Pre-tax Margin:	~43%

Global Clearing Partners

Goldman Sachs
HSBC
BARCLAYS
citi
Currencycloud

FIRST
first financial bancorp

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Meaningful Enhancement to Fee Income Pro Forma Wealth Mgmt 15% Deposit Services 35% Deposit Services 28% + = Wealth Mgmt 19% Capital Markets 100% Card Income 17% Other 11% Other 14% Card Income 21% Capital Markets 20% Client Derivatives 4% Mortgage 6% Mortgage 5% Client Derivatives 5% 5 2018PF Non-Interest Income: $148.2mm Fee Income / Revenue: 23% 2018 Non-Interest Income: $30.2mm Fee Income / Revenue: 100% 2018 Non-Interest Income: $118.0mm Fee Income / Revenue: 19% Adds >$30mm of high-quality, recurring fee income while further diversifying FFBC’s revenue sources

Transaction Details

Consideration & Transaction Structure

- Consideration consists of 4.66 million FFBC shares and $3.7mm in cash[1]
- Transaction value of ~$110 million[2]
  - 2018 pre-tax income multiple of ~8.4x excluding synergies
- Structured as an asset purchase for tax purposes, resulting in a ~$20mm net present value cash tax benefit
  - Generates incremental annual cash flow to First Financial

Income Statement & Returns

- Adds $30mm of high-quality, diversified fee income, double digit growth rate
- ROA impact: ~+8bps / ROATCE impact: +~90bps
- Low-single digit GAAP EPS accretion / mid-single digit Cash EPS accretion
- ~100% free cash flow conversion, with transaction IRR > 40%

Balance Sheet & Capital

- Virtually no impact to balance sheet and capital ratios
- TBVPS dilution at close of < 5%, with earnback < 5 years (cross-over method)
  - FFBC recovers initial TBV dilution in ~6 months

1 Consideration includes an option for BBFX shareholders to elect up to $50 million in cash at close in exchange for up to 2.06 million shares if FFBC 20-day average stock price as of the 5-days before closing is less than $24.25

2 Based upon FFBC stock price of $22.79.

FIRST
first financial bancorp

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first financia'l bancorp F1rst Financ1al Bank First F1nancial C.Qnter 255 East Fifth Street Suite 800 Cincinnati,OH 45202-4248